Exhibit 99.1

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Team Sports Superstore Inc.

We have audited the accompanying balance sheets of Team Sports Superstore Inc. as of June 30, 2012 and 2011, and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended June 30, 2012.Team Sports Superstore Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Team Sports Superstore Inc. as of June 30, 2012 and 2011, and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended June 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred substantial losses and negative cash flow from operating activities, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

December 3, 2012

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

F-1a

Team Sports Super Store
Statement of Income

	For the years ended June 30,	For the years ended June 30,
	2012	2011
Revenue
Wholesale Revenue	1,307,075	1,146,238
Retail Revenue	29,710	56,461
Shipping Revenue	35,574	33,607
Sales Discounts	(87,448)	(26,358)
Total Revenue	$ 1,284,911	$ 1,209,947
Cost of Goods Sold
Cost of Goods Sold- Whole Sales	672,008	514,005
Conversion Costs	144,137	127,204
Total Costs of Good Sold	816,145	641,209
Gross Profit	468,765	568,738
Operating Expenses
General & Administrative Costs	527,141	486,465
Professional Fees	178,012	16,165
E-Commerce Development	88,558	64,317
Total Operating Expenses	793,711	566,946

Net Income (Loss) before Income Taxes	(324,946)	1,792
Income tax provision (Benefit)	(97,545)	427
Net Income (loss) after taxes	$ (227,401)	$ 1,365

(Loss) earnings Per Common Share - Basic
and Fully Diluted	$ (0.01)	$ 0.00

Weighted Average Number of Common Shares
Outstanding - Basic and Fully Diluted	39,000,000	38,000,000

The accompanying notes are an integral part of these financial statements.

F-2a

Team Sports Super Store
Balance Sheet

	June 30, 2012	June 30, 2011
Assets
Current Assets
Bank Accounts	$11,333	$3,982
Accounts Receivable Net	36,172	25,257
Employees Advances	300	-
Inventory	468,627	391,366
Due from Related Entity (Note 2)	19,235	42,533
Total Current Assets	535,668	463,139

Other assets
Deferred Tax Asset (Note 11)	-	-
Security Deposits- Lease	10,000	10,000
Total Other assets	10,000	10,000
Total Assets	$ 545,668	$ 473,139

Liabilities and stockholders' Equity
Current Liabilities
Accounts Payable	$140,106	$113,155
Sales Tax Payable	50,460	22,749
Payroll Taxes Payable	141,662	63,779
Loans- Short Term (Note 9)	36,508	7,000
Interest Payable	215	-
Taxes Payable (Note 11)	37,119	134,663
Accrued Compensation (Note 10)	34,115	3,231
Customer Deposits (Note 1)	17,740	2,907
Total Current Liabilities	457,924	347,485

Long-Term Liabilities
Loan - Long Term (Note 9)	9,000	19,508
Total Long-Term Liabilities	9,000	19,508
Total Liabilities	466,924	366,993

Stockholders' Equity
Common Stock, $0.001 par value, 40,000,000
shares authorized; 40,000,000, 38,000,000
issued and outstanding as of 6/30/2012 and
6/30/2011 respectively	40,000	1,000
Additional Paid in Capital	161,000	-
Retained Earnings, End	(122,256)	105,146
Total Stockholders Equity	78,744	106,146

Total Liabilities and Stockholders' Equity	$ 545,668	$ 473,139

The accompanying notes are an integral part of these financial statements.

F-3a

Team Sports Super Store
Statements of Cash Flows

	For the Years ended June 30,	For the Years ended June 30,
	2012	2011
Cash Flows from Operating Activities
Net Income/Loss	(227,402)	1,365
Adjustments to reconcile Net Income to net cash provided
by operations:
Accounts Receivable	(10,915)	(29,897)
Inventory	(77,261)	(89,856)
Due from Related Entity	23,298	(42,249)
Accounts Payable	26,951	73,424
Sales Tax Payable	27,710	22,537
Payroll Taxes Payable	77,882	63,779
Taxes Payable	(97,544)	427
Deferred Tax Asset	-	-
Loans- Short-Term	10,000	7,000
Due to Officers & Employees	30,884	3,200
Customer Deposits	14,833	2,907
Security Deposits	-	(10,000)
Employee Advances	(300)	-
Interest Payable	215	-
Total adjustments	25,753	1,273
Net cash provided by or used in operating activities	(201,649)	2,638

Cash Flows from Investing activities
Net cash provided by (used in) investing activities	-	-

Cash Flows from Financing Activities
Loan - Long Term	9,000	-
Issuances of common stock	200,000	-
Net cash provided by financing activities	209,000	-
Net cash increase (decrease) for period	7,351	2,638
Cash at the beginning period	3,982	1,344
Cash at the end period	11,333	3,982

Supplemental Disclosures
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -
Non-cash transactions	$ -	$ -

The accompanying notes are an integral part of these financial statements.

F-4a

Team Sports Super Store
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended June 30, 2010, 2011 and 2012

			Additional		Total
	Common Stock		Paid-in	Retained Earnings	Stockholders’
	Shares	Amount	Capital		Equity (Deficit)

Stock Issued for cash at $.000026 per share on February 16, 2010	38,000,000	38,000	(37,000)		1,000

Net Income for the year				103,781	103,781

June 30, 2010	38,000,000	38,000	(37,000)	103,781	104,781

Net Income for year	-	-	-	1,365	1,365

Balance, June 30, 2011	38,000,000	38,000	(37,000)	105,146	106,146

Stock issued for cash at $.10 per share on September 11, 2011	700,000	700	69,300		70,000

Stock issued for cash at $.10 per share on October 11, 2011	1,300,000	1,300	128,700		130,000

Net Loss for the year				(227,401)	(227,401)

Balance, June 30,2012	40,000,000	40,000	161,000	(122,256)	78,744

The accompanying notes are an integral part of these financial statements.

F-5a

Team Sports Super Store

Notes to Financial Statements

June 30, 2011 and 2012

Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Brief Description of Business Activity

Team Sports Superstore, Inc. (the Company) is a California corporation organized on February 16, 2010 to market and sell custom volleyball apparel and equipment products through the Internet, retail, club teams and schools. The Company elected a fiscal year end of June 30th.

Revenue recognition

The Company recognizes revenue on an accrual basis of accounting when title transfers to the customer, which is typically at shipping point. Revenue is generally realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and the customer(s); 2) delivery has occurred; 3) the price to the customer is fixed or determinable; and 4) collectability is reasonably assured.

Shipping and handling costs

The Company’s shipping and handling costs may be reported as either a component of cost of sales or selling, general and administrative expenses. The Company reports such costs, primarily related to warehousing and outbound freight, in the Statements of Income as a component of General and Administrative expenses.

Return Policies

The Company has two (2) sets of policies for returns by customers. For retail customers the company allows a 30-day period to return the products for refund. In regard to manufactured, customized, embroidered, or ordered products, the company accepts only returns when the products ordered by the customers did not conform to the product specifications as per purchase order or when there are material error/mistake on the products manufactured otherwise the sales are final and not subject for return or refund. The company by standard does not charge re-stocking fee for retail customers but for customers who buy in bulk re-stocking fee equivalent based of the selling price may be charged. The Company’s sales are primarily customized made to order apparel where after deposit is made there are no refunds after customer has committed to the sale by contract. Therefore we have no allowances for returns.

F-6a

Team Sports Super Store

Notes to Financial Statements

June 30, 2011 and 2012

Refund Policy

Once a contract has been signed and The Company commences manufacturing on custom apparel there is no refund. As of June 30, 2012 and 2011 there was $17,740 and $2,907, respectively in customer deposits.

Advertising Policy

Our advertising fees are expensed as incurred. Advertising expenses included direct marketing, catalog, conventions, trade shows and printing cost. Total advertising costs for June 30, 2012 and 2011 was $30,021 and $13,898, respectively.

Trade Receivables

The company analyzes its accounts receivable on a quarterly basis and uses 1% of annual credit sales to determine the allowance for doubtful accounts. Upon determining un-collectability, accounts are charged off to allowance for doubtful accounts. If The Company has not collected after 6 months of effort and we determine as uncollectable, it is written off.

Use of estimates accounting estimates

The preparation of financial statements, in conformity with U. S. generally accepted accounting principles (GAAP), requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, we do not expect the differences, if any, to have a material effect on the financial statements.

Inventory, procedures, treatment, and valuation

Since the Company follows a periodic inventory system, the Company on a regular basis conducts physical inventory of all materials/items in the warehouse and compared the results of the physical count against the general ledger balance. Adjustments to take up or reflect the results of the physical count had been made to reconcile the GL balance with the count. All inventories are valued at lower of cost or market with cost determined by the average cost method. Damaged and obsolete materials and items are properly accounted for and written-off from the books once a year.

F-7a

Team Sports Super Store

Notes to Financial Statements

June 30, 2011 and 2012

Operating Lease Obligations

As of June 30, 2012 the estimated future minimum lease payments, which have a non-cancelable term of more than one year, are as follows

At June 30

Year Operating lease

2013 $79,646

2014 $26,888

Total $106,352

Cash in Bank and Cash equivalents

Total Cash is comprised of cash on hand in business checking accounts. The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Concentration of risk

Due to the nature of its operations and its broad customer and supplier base the company is not subject to significant concentration risk in these areas, except that the primary product line is geared towards volleyball.

Income Taxes

Deferred income taxes are provided for the tax effect of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at the enacted statutory rate to be in effect when the taxes are paid. Interest and penalties on income tax obligations are included on taxes on income.

Sales Taxes

Sales Tax some transactions require the company to collect taxes such as sales and excise taxes from our customers. These transactions are presented in the statements of income on a net (excluded from revenue) basis. The company incurred $2,519 and $2,068 in penalties on late sales tax remittance in 2012 and 2011, respectively.

F-8a

Team Sports Super Store

Notes to Financial Statements

June 30, 2011 and 2012

Costs for Website Development

The company follows the standards set by the Financial Accounting Standard Board (FASB) and International Accounting Standard Board (IASB) in capitalizing and amortizing the costs of website development. The Website Developmental Costs are amortized on a straight-line basis over the estimated life. The Website has passed the planning phase and now in the application and developmental phase and any expenses in maintaining the website after the developmental phase will be expensed out during period. The company decided to capitalize and amortize the costs with the positive expectations that when the business grows the website will generate substantial revenue for the Company.

Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the periods presented on these financial statements the Company had no potentially dilutive securities

Note 2. Related Party Transactions

As of year end June 30, 2012 officer and director Bill Sigler owes the Company $19,235. This unsecured obligation is due on demand and is non-interest bearing. The obligation is included in the accompanying financial statements as Due from Related Entity. This receivable has been evaluated for impairment and The Company has no doubt of being fully collected.

F-9a

Team Sports Super Store

Notes to Financial Statements

June 30, 2011 and 2012

Note 3. Major Contracts, Commitments and Contingencies

As of June 30, 2012, the company did not enter or execute any major contracts or commitments with suppliers/vendors or customers or with any business partners for the delivery of materials and sales of products. The company also has no contingency plan on the lease of the building but intends to renew the contract of lease when it expires.

As of June 30, 2012 the estimated future minimum lease payments, which have a non-cancelable term of more than one year, are as follows:

At June 30

Year Operating lease

2013 $79,646

2014 $26,888

Total $106,352

Note 4. Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

F-10a

Team Sports Super Store

Notes to Financial Statements

June 30, 2011 and 2012

Note 5. Accounts Receivable

The Company had Accounts Receivable for year end June 30, 2012 and June 30, 2011 of $49,022 and $37,357, respectively. The allowance for doubtful accounts for year ended June 30, 2012 and June 30, 2011 was $12,850 and $12,100 respectively.

Note 6. Stockholder’s equity

As of June 30, 2012 the Company had 40,000,000 of $.001 par value shares authorized of which 40,000,000 were issued and outstanding. As of June 30, 2011 the Company had 40,000,000 of $0.001 par value shares authorized of which 38,000,000 were issued and outstanding. On September 30 2011, the board of directors authorized a 38,000-for-1 stock split of the Company’s Common stock. All references to the number of shares of Common stock, and per share amounts have been retroactively restated in the accompanying financial statements to reflect the effect of the Stock Split.

Note 7. Inventory

Inventory is valued at the lower cost or market with cost determined by the average cost method. Inventories consisted of the following:

	June 30, 2012	June 30, 2011
Raw Materials	$192,182	$128,874
Assembled Goods	34,944	18,375
Finished Goods	241,502	244,117
Total Inventory	$468,628	$391,366

Note 8. Supplemental disclosure for statement of cash flows

No income taxes paid as of year end June 30, 2012 and June 30, 2011.

F-11a

Team Sports Super Store

Notes to Financial Statements

June 30, 2011 and 2012

Note 9. Loans & Borrowings

On June 30, 2010 a loan was given to Team Sports Super Store in the amount of $19,508. The loan is non-interest bearing and is due upon demand.

On December 27, 2010 a loan was given to Team Sports Super Store in the amount of $7,000. The loan is non-interest bearing and is due upon demand.

On March 29, 2012 a loan was given to Team Sports Super Store in the amount of $7,000. The loan is non-interest bearing and is due upon demand.

On April 5, 2012 The Company entered into a non-secured financing agreement amounting to $9,000 to support operations. The agreement consists of a two year note payable in full on April 5, 2014 and bears interest at a rate of 10% per annum payable monthly. As of June 30, 2012 interest payable was accrued in the amount of h$215.

Maturity 2014 2012 2011

Current Loans - - -

Non Current

Non-Secured loans $9,000

Total Non Current Loans $9,000

On June 22, 2012 a loan was given to Team Sports Super Store in the amount of $10,000. The loan is non-interest bearing and is due upon demand.

Note 10. Accrued Compensation

As of June 30, 2012, compensation accrued and due to Officer W. Sigler was $26,964 and due to Employees of $7,151.

F-12a

Team Sports Super Store

Notes to Financial Statements

June 30, 2011 and 2012

Note 11. Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

	FYE 6/30/2010	FYE 6/30/2011	FYE 6/30/2012
Taxable Income (Loss)	238,017	1,792	(324,946)
Carryback of NOL	(238,017)	(1,792)	-
Net Taxable Income	-	-	(324,946)

There will be no Federal or California State Income tax liability for FYE 6/30/2010, FYE 6/30/2011 or FYE 6/30/2012. The remaining NOL carryover to future years will be $85,137. The NOL carryover will expire in FYE 6/30/2032.

The components of the Company's deferred tax asset are as follows:

The components of the Company's deferred tax asset are as follows:

June 30,

2012 2011

Deferred tax assets:

Net operating loss carryforwards: 85,137 -

Total deferred tax assets 20,297 -

Less: valuation allowance (20,297) -

Net deferred tax assets $- $-

The valuation allowance for deferred tax assets as of June 30, 2012 and 2011 was $20,297 and $0, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of June 30, 2012 and 2011, and recorded a full valuation allowance.

F-13a

Team Sports Super Store

Notes to Financial Statements

June 30, 2011 and 2012

The company recorded an income tax penalty expense in the amount of $35,691 and interest expense in the amount of $1,428.

Reconciliation between the statutory rate and the effective rate is as follows at June 30, 2011:

Statutory Rate – 15%

State Tax – 5.8%

Permanent difference and other – 3.2% 0%

Effective Rate – 24%

Reconciliation between the statutory rate and the effective rate is as follows at June 30, 2012:

Average Statutory Rate – (32%)

State Tax – (5.8%)

Permanent difference and other – (7.8%) 0%

Effective Rate – 30%

The Deferred tax assets, Tax liability and income tax provisions are calculated using the enacted corporate tax rates for IRS and CA.

Note 12. Fines & Penalties

As of June 30, 2012 and 2011 there was sales tax liability outstanding of $50,460 and $22,749 respectively. This included penalties at 10% of the outstanding balance per the California Board of Equalization tax policies on penalties for non-paid sales taxes. The company was unable to pay down the balance due to shortage of cash.

As of June 30, 2012 and 2011 there was payroll tax liability outstanding of $63,779 and $141,662 respectively. This included penalties at 15% of the outstanding balance. The company was unable to pay down the balance due to shortage of cash.

Note 13. Subsequent Events

None. The Company has evaluated subsequent events through the date which this report was filed.

F-14a